                                                                    EXHIBIT 99.7
                                                                  CONFORMED COPY


                              INVESTMENT AGREEMENT
                              --------------------

    THIS AGREEMENT dated as of December 19, 1996 (the "Agreement") between
                                                       ---------
KEYSTONE FINANCIAL, INC. ("Keystone") and FINANCIAL TRUST CORP (the
                           --------
"Corporation"),
 -----------

                              W I T N E S S E T H:
                              -------------------

    WHEREAS, Keystone and the Corporation have, simultaneously with executing this Agreement, entered into an Agreement and Plan of Reorganization and an Agreement and Plan of Merger dated as of the date hereof (collectively, the "Plan"); and
 ----

     WHEREAS, as a condition to Keystone's entry into the Plan and in consideration of such entry, the Corporation has agreed to issue to Keystone, on the terms and conditions set forth herein, warrants entitling Keystone to purchase up to an aggregate of 2,113,706 shares (the "Shares") of the
                                                      ------
Corporation's common stock, par value $5.00 per share (the "Common Stock");
                                                            ------------

     NOW, THEREFORE, in consideration of the execution of the Plan and the agreements herein contained, Keystone and the Corporation, each intending to be legally bound, agree as follows:

     1. Concurrently with the execution of the Plan and this Agreement, the Corporation shall issue to Keystone a warrant or warrants in the form of Attachment A hereto (the "Warrant", which term as used herein shall include any
                          -------
warrants issued upon transfer or exchange of the original Warrant or pursuant to Paragraph 8 of this Agreement) to purchase up to 2,113,706 Shares of the Common Stock. Each Warrant shall be exercisable at a price per Share of $43.725, subject to adjustment as therein provided (the "Exercise Price"). So long as the
                                                --------------
Warrant is outstanding and unexercised, the Corporation shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued or treasury shares of Common Stock as may be necessary so that the Warrant may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock at the time outstanding. The Corporation represents and warrants that it has duly authorized the issuance of the Shares upon exercise of the Warrant and covenants that the Shares issued upon exercise of the Warrant shall be duly authorized, validly issued and fully paid and nonassessable and subject to no preemptive rights. The Warrant and the Shares are hereinafter collectively referred to, from time to time, as the "Securities".
 ----------

     So long as the Warrant is owned by Keystone, in no event shall Keystone exercise the Warrant for a number of shares of Common Stock, which when added to the number of shares of Common Stock owned or controlled by Keystone (otherwise than in a fiduciary capacity) would result in Keystone owning or controlling (otherwise than in a fiduciary capacity) more than 19.9% of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise.

     2. Subject to the terms and conditions hereof, Keystone may exercise or sell the Warrant, in whole or in part, upon: (i) a willful breach of the Plan by the Corporation which would permit termination of the Plan by Keystone; (ii) the failure of the Corporation's shareholders to approve the Plan at a meeting called for such purpose after the announcement by any person (other than Keystone or any of its affiliates) of a bona fide offer or proposal to acquire 10% or more of the Common Stock, or to acquire, merge or consolidate with the Corporation or any FTC Subsidiary, as such term is defined the Plan (hereinafter called a "Corporation Subsidiary"), or to purchase or acquire all or substantially all of the assets of the Corporation or any Corporation Subsidiary; (iii) the acquisition by any person (other than Keystone or any of its affiliates) after the date of this Agreement of beneficial ownership of 1% or more of the outstanding

Common Stock if following such acquisition such person would beneficially own 10% or more of the Common Stock, in each case exclusive of shares of Common Stock sold directly or indirectly to such person by Keystone or any of its affiliates; (iv) any person (other than Keystone or any of its affiliates) shall have commenced a bona fide tender or exchange offer, or shall have filed an application with an appropriate bank regulatory authority with respect to a publicly announced offer, to purchase or acquire securities of the Corporation such that, upon consummation of such offer, such person would own, control or have the right to acquire 10% or more of the Common Stock (before giving effect to any exercise of the Warrant); or (v) the Corporation or any Corporation Subsidiary shall have entered into an agreement or other understanding with a person (other than Keystone or any of its affiliates) for such person to acquire, merge or consolidate with the Corporation or any Corporation Subsidiary or to purchase or acquire all or substantially all of the assets of the Corporation or any Corporation Subsidiary. As used in this Paragraph 2, "person" and "beneficial ownership" shall have the same meanings as in the Warrant.

     Notwithstanding the foregoing, the Corporation shall not be obligated to issue Shares upon exercise of the Warrant (i) in the absence of any required governmental or regulatory approval or consent necessary for the Corporation to issue the Shares or for Keystone to exercise the Warrant or prior to the expiration or termination of any waiting period required by law or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Shares. Keystone's right to exercise the Warrant shall terminate and be of no further effect, except as to notices of exercise given prior thereto, upon termination of the Warrant as provided in Paragraph 10 thereof.

     Any sale of the Warrant, in whole or in part, or any of the Shares by Keystone, other than a registered public offering pursuant to Paragraph 3 hereof or a sale to a majority-owned subsidiary of Keystone, shall be subject to the right of first refusal of the Corporation (or any assignee or assignees of the Corporation the identity of whom or which prior to the date thereof has been given to Keystone) to purchase all, but not less than all, of the portion of the Warrant or such Shares covered by Keystone's notice of its intention to make such sale at a price equal to the written offer price which Keystone receives from a third party (other than a majority-owned subsidiary of Keystone) and intends to accept. The right of first refusal shall terminate 15 days after notice of Keystone's intention to sell has been delivered to the Corporation. If an offer is made for a consideration which in whole or in part consists of other than cash, the value of the noncash portion of the consideration shall be determined by a recognized investment banking firm selected jointly by Keystone and the Corporation, and such determination shall in no event be made later than the fifth day after notice of Keystone's intention to sell has been delivered to the Corporation. In the event of the failure or refusal of the Corporation to purchase the portion of the Warrant or all the Shares covered by Keystone's notice of intention to sell, Keystone may, within 30 days from the date of such notice, unless additional time is needed to give notification to or to obtain approval from any governmental or regulatory authority and, if so required, within 30 days after the date on which the required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period with respect thereto has passed, sell all, but not less than all, of the portion of the Warrant or such Shares covered by such notice to such proposed transferee at no less than the price specified and on terms no more favorable to the buyer than those set forth in the notice.

     3. If, at any time after the Warrant may be exercised or sold and on or before June 30, 1999, the Corporation shall receive a written request therefor from Keystone, the Corporation shall prepare, file and keep current a shelf registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the Warrant and/or the Shares, and shall use its
 ----------
best efforts to cause such registration statement to become effective and remain current for a period of not more than 245 days. Without the written consent of Keystone, neither the Corporation nor any other holder of securities of the Corporation

(other than any other holder who as of the date hereof has contractual right to do so) may include securities in such registration statement. The Corporation shall not be obligated to make effective more than one registration statement pursuant to this Section 3.

     4. If and whenever the Corporation is required by the provisions of Paragraph 3 hereof to effect the registration of any of the Securities under the Securities Act, the Corporation will:

         (a) prepare and file with the Securities and Exchange Commission (the "SEC") such amendments to such registration statement and supplements to
     ---
    the prospectus contained therein as may be necessary to keep such registration statement current for a period of not more than 245 days;

         (b) furnish to Keystone and to Keystone's underwriters of the Securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Keystone or such underwriters may reasonably request in order to facilitate the public offering of the Securities;

         (c) use its best efforts to register or qualify the Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Keystone or such underwriters may reasonably request; provided that the Corporation shall not be required by virtue hereof to submit to jurisdiction or to furnish a general consent to service of process in any state;

         (d) notify Keystone, promptly after the Corporation shall receive notice thereof, of the time when such registration statement has become effective or any supplement or amendment to any prospectus forming a part of such registration statement has been filed;

         (e) notify Keystone promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

         (f) prepare and file with the SEC, promptly upon the request of Keystone, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Keystone and the Corporation, are required under the Securities Act or the rules and regulations promulgated thereunder in connection with the distribution of the Securities by Keystone;

         (g) prepare and promptly file with the SEC such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

         (h) advise Keystone, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

         (i) at the request of Keystone, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of counsel to the Corporation for the purposes of such registration, addressed to the underwriters and to Keystone, covering such matters as such underwriters and Keystone may reasonably request and as are customarily covered by issuer's counsel at that time; and (ii) a letter or letters from the independent certified public accountants of the Corporation, addressed to the underwriters and to Keystone, covering such matters as such underwriters or Keystone may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Corporation included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

    5. With respect to the registration requested pursuant to Paragraph 3 hereof, the following fees, costs and expenses shall be borne by the
Corporation: All registration, filing and NASD fees, printing and engraving expenses, fees and disbursements of the Corporation's counsel and accountants and all legal fees and disbursements and other expenses of the Corporation to comply with state securities or blue sky laws of any jurisdictions in which the Securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for Keystone, underwriting discounts and commissions and transfer taxes for Keystone and any other expenses incurred by Keystone shall be borne by Keystone.

    6. In connection with any registration statement:

         (a) The Corporation will indemnify and hold harmless Keystone, any underwriter (as defined in the Securities Act) for Keystone, and each person, if any, who controls Keystone or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost or expense to which Keystone or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Corporation will not be
                          --------  -------
    liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Keystone, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

         (b) Keystone will indemnify and hold harmless the Corporation, any underwriter (as defined in the Securities Act), and each person, if any, who controls the Corporation or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost or expense to which the Corporation or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by Keystone specifically for use in the preparation thereof.

         (c) Promptly after receipt by an indemnified party pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6 of any claim in writing or of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of said subparagraph (a) or (b), promptly notify the indemnifying party of the receipt of such claim or notice of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may otherwise have to any indemnified party hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any
                               --------  -------
    action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said subparagraph (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Keystone and the Corporation agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation even if the underwriters and Keystone as a group were considered a single entity for such purpose.

    7. Subject to applicable regulatory restrictions, from and after the date on which any event described in the second paragraph of this Paragraph 7 occurs, the Holder as defined in the Warrant (which shall include a former Holder) who has exercised the Warrant in whole or in part shall have the right to require the Corporation to redeem some or all of the Shares at a redemption price per share (the "Redemption Price") equal to the highest of (i) 110% of the Exercise
            ---------- -----
Price, (ii) the highest price paid or agreed to be paid for any share of Common Stock by an Acquiring Person (as defined in the Warrant) during the twelve months immediately preceding the date notice of the election to require redemption is given by the Holder under the third paragraph of this Paragraph 7 (as appropriately adjusted to reflect any of the events described in Paragraph 7(A) of the Warrant) and (iii) in the event of a sale of all or substantially all of the Corporation's assets, any Corporation Subsidiary or all or substantially all of any Corporation Subsidiary's assets, (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Corporation as determined by a recognized investment banking firm selected by such Holder, divided by (y) the number of shares of Common Stock then outstanding. If the price paid consists in whole or in part of securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the Holder. The Holder's right to require the Corporation to redeem some or all of the Shares under this Paragraph 7 shall expire at the close of business on the later of (1) the 180th day following the occurrence of any event described in the second paragraph of this Paragraph 7 and (2) July 19, 1998.

     The redemption rights provided in this Paragraph 7 shall become exercisable upon the occurrence of any of the following events: (i) the acquisition by any person (other than Keystone or any subsidiary of Keystone) of beneficial ownership of 50% or more of the Common Stock (before giving effect to any exercise of the Warrant) exclusive of shares of Common Stock sold directly or indirectly to such person by Keystone or (ii) a transaction of the type specified in Paragraph 2(v) shall have been consummated. As used in this Paragraph 7 "person" and "beneficial ownership" shall havethe same meanings as
             ------       ---------- ---------
in the Warrant.

     The Holder may exercise its right to require the Corporation to redeem some or all of the Shares pursuant to this Paragraph 7 by surrendering for such purpose to the Corporation at its principal office, within the time period specified in the second preceding paragraph, a certificate or certificates representing the number of Shares to be redeemed accompanied by a written notice stating that it elects to require the Corporation to redeem all or a specified number of such Shares in accordance with the provisions of this Paragraph 7. As promptly as practicable, and in any event within five business days after the surrender of such certificates and the receipt of such notice relating thereto, the Corporation shall deliver or cause to be delivered to the Holder the applicable Redemption Price for the Shares which it is not then prohibited under applicable law or regulation from redeeming, and, if the Holder has given the Corporation notice that less than the full number of Shares evidenced by the surrendered certificate or certificates are to be redeemed, a new certificate or certificates, of like tenor, for the number of Shares evidenced by such surrendered certificate or certificates, less the number of Shares redeemed. To the extent that the Corporation is prohibited under applicable law or regulation, or by judicial or administrative action, from redeeming all of the Shares as to which the Holder has given notice to redeem hereunder, the Corporation shall immediately notify the Holder and thereafter deliver or cause to be delivered to the Holder the applicable Redemption Price for such number of the Shares as it is not prohibited from redeeming within five business days after the date on which the Corporation is no longer so prohibited; provided,
                                                                    --------
however, that, at the option of Keystone, at any time after receipt of such
-------
notice from the Corporation, the Corporation shall deliver to the Holder a certificate for such number of the Shares as it is then prohibited from redeeming, or, at the Holder's option, all the Shares, and the Corporation shall have no further obligation to redeem such Shares.

    8. In the event that the Corporation issues any additional shares of Common Stock after the date of this Agreement, the Corporation shall issue additional warrants to Keystone, such that, after such issuance, the number of shares of Common Stock subject to all warrants hereunder, together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the sum of (1) the number of shares of Common Stock issued and outstanding following such issuance and (2) the number of shares of Common Stock subject to all warrants hereunder. Such additional warrants shall be identical to the Warrant.

    9. The Corporation will not enter into any transaction described in (a), (b) or (c) of Paragraph 6(A) of the Warrant unless the Acquiring Corporation (as defined in the Warrant) assumes in writing, in form and substance satisfactory to the Holder, all the obligations of the Corporation hereunder.

    10. If Keystone acquires Shares and, during the period ending on the later of (1) one year after the date of such acquisition or (2) June 19, 1998 the merger contemplated by the Plan has not been completed, then, during the thirty-day period commencing at the expiration of such period the Corporation shall have the right to repurchase all (but not less than all) of such Shares of Common Stock so acquired by Keystone and held by Keystone at the time of such repurchase at a price equal to the sum of (a)(i) the greater of the current market price or the Exercise Price paid for such Shares, multiplied by (ii) the number of such Shares so acquired, plus (b) Keystone's after-tax carrying cost. For the purposes of this calculation, the "current market price" shall mean the average of the closing sale prices for the Common Stock for the 25 trading days immediately preceding the repurchase, as quoted on the NASDAQ National Market System, and Keystone's pre-tax carrying cost shall be equal to interest on the Exercise Price paid for such Shares so purchased from the date of purchase at the prime rate of interest established by Mellon Bank, N.A. as in effect throughout such period, less any dividends received on such Shares so purchased.

    11. To the extent that Keystone acquires Shares, and until the Corporation's rights (if any) to redeem such Shares pursuant to Paragraph 10 of this Agreement have expired, Keystone agrees to vote such Shares in accordance with the recommendation of the Board of Directors of the Corporation so long as at least a majority of such Board of Directors is the same as on the date hereof, except as to voting in connection with mergers, acquisitions, liquidations or sales or other dispositions of assets involving the Corporation or any Corporation Subsidiary, in which instance no such restrictions shall apply, provided, however, that the covenant contained in this Paragraph 11 shall not apply to any Holder other than Keystone or one of its subsidiaries.

    12. Without limiting the foregoing or any remedies available to Keystone, it is specifically acknowledged that Keystone would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any person subject to, this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

[CORPORATE SEAL]

Attest:                                    FINANCIAL TRUST CORP



   /s/ Lauren L. Shutt                     By   /s/ Ray L. Wolfe
-----------------------------              ------------------------------
      Lauren L. Shutt,                          Ray L. Wolfe, Chairman
          Secretary                           and Chief Executive Officer

[CORPORATE SEAL]

Attest:                                    KEYSTONE FINANCIAL, INC.


    /s/ Ben G. Rooke                       By   /s/ Carl L. Campbell
-----------------------------              ------------------------------
      Ben G. Rooke,                          Carl L. Campbell, President
       Secretary                             and Chief Executive Officer

                                                                    ATTACHMENT A


                                    WARRANT
                     to Purchase up to 2,113,706 Shares of
                                  Common Stock
                                       of
                              Financial Trust Corp

    This is to certify that, for value received, FINANCIAL, INC. ("Keystone") or
                                                                   --------
any permitted transferee (Keystone or such transferee hereinafter called the "Holder") is entitled to purchase, subject to the provisions of this Warrant and
 ------
of the Agreement (as hereinafter defined), from FINANCIAL TRUST CORP (the "Corporation"), at any time on or after the date hereof, an aggregate of up to
 -----------
2,113,706 fully paid and nonassessable shares of common stock, par value $5.00 per share (the "Common Stock"), of the Corporation at a price per share equal to
                ------ -----
$43.725, subject to adjustment as herein provided (the "Exercise Price").
                                                        -------- -----

    1. Exercise of Warrant. Subject to the provisions hereof and the limitations
       -------------------
set forth in Paragraph 2 of an Investment Agreement dated as of December 19, 1996 by and between Keystone and the Corporation (the "Agreement") executed and
                                                       ---------
delivered in connection with an Agreement and Plan of Reorganization and an Agreement and Plan of Merger dated as of December 19, 1996 between Keystone and the Corporation (collectively, the "Plan"), this Warrant may be exercised at any
                                    ----
time or from time to time on or after the date hereof. This Warrant shall be exercised by presentation and surrender hereof to the Corporation at the principal office of the Corporation, accompanied by (i) a written notice of exercise, (ii) payment to the Corporation, for the account of the Corporation, of the Exercise Price for the number of shares of Common Stock specified in such notice and (iii) a certificate of the Holder specifying the event or events which have occurred which entitle the Holder to exercise this Warrant. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available funds. This Warrant may not be exercised in part for less than 250,000 shares, except (i) for an initial exercise resulting in ownership of approximately 5% of the outstanding shares of Common Stock after giving effect to the exercise, (ii) as limited by applicable law, regulation or regulatory order or (iii) when this Warrant becomes exercisable for less than 250,000 shares, the remaining shares for which it is then exercisable.

    Upon such presentation and surrender, the Corporation shall issue promptly (and within two business days if requested by the Holder) to the Holder or its assignee, transferee or designee the shares of Common Stock to which the Holder is entitled hereunder.

    If this Warrant should be exercised in part only, the Corporation shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Corporation of this Warrant, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Corporation shall pay all expenses, and any and all United States federal, state and local taxes and other charges, that may be payable in connection with the preparation, issue and delivery of stock certificates pursuant to this Paragraph 1 in the name of the Holder or its assignee, transferee or designee.

    2. Reservation of Shares; Preservation of Rights of Holder. The Corporation
       -------------------------------------------------------
shall at all times while this Warrant is outstanding and unexercised maintain and reserve, free from preemptive rights, such number of authorized but unissued or treasury shares of Common Stock as may be necessary so that this Warrant may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock at the time outstanding. The Corporation further agrees (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder or under the Agreement by the Corporation, (ii) that it will use its best efforts to take all action (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
(S)18a and the regulations promulgated thereunder and (B) in the event that under the Bank Holding Company Act of 1956, the Change in Bank Control Act, the Pennsylvania Banking Code of 1965 or any other law, prior approval of the Board of Governors of the Federal Reserve System (the "Board"), the Office of the
                                                 -----
Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance
                                  ---
Corporation (the "FDIC"), the Pennsylvania Department of Banking (the
                  ----
"Department") and/or any other regulatory agency is necessary before this
 ----------
Warrant may be exercised, cooperating fully with the Holder in preparing any and all such applications and providing such information to the Board, the OCC, the FDIC, the Department and/or any such other regulatory agency as such agencies may require) in order to permit the Holder to exercise this Warrant and the Corporation duly and effectively to issue shares of its Common Stock hereunder, and (iii) that it will promptly take all action necessary to protect the rights of the Holder against dilution as provided herein.


    3. Fractional Shares. The Corporation shall not be required to issue
       -----------------
fractional shares of Common Stock upon exercise of this Warrant but shall pay for such fraction of a share in cash or by certified or official bank check in an amount equal to the product of such fraction of a share and the Exercise Price.

    4. Exchange, Transfer or Loss of Warrant. This Warrant is exchangeable or,
       -------------------------------------
subject to Paragraph 2 of the Investment Agreement, transferable, without expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of the Corporation for other Warrants of different denominations entitling the Holder to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Warrant" as used
                                                           -------
herein includes any Warrants for which this Warrant may be exchanged. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will execute and deliver a new Warrant of like tenor and date.

    This Warrant may not be exercised or sold except in accordance with the terms of the Agreement.

    5. Redemption. (A) Subject to applicable regulatory restrictions, from and
       ----------
after the date on which any event described in the second paragraph of Paragraph 7 of the Agreement occurs, the Holder shall have the right to require the Corporation to redeem this Warrant at a redemption price (the "Redemption
                                                               ----------
Amount") equal to the highest of (i) the number of shares of Common Stock for
------
which this Warrant is then exercisable (the "Conversion Number") multiplied by
                                             ---------- ------
the Exercise Price multiplied by .10, (ii)(x) the highest price paid or agreed to be paid for any share of Common Stock by the Acquiring Person (as hereinafter defined) during the twelve months immediately preceding the date notice of the election to require redemption is given by the Holder under Paragraph 5(B) (such price to be appropriately adjusted to reflect the effect of any of the events described in Paragraph 7(A) hereof), less the Exercise Price, multiplied by (y) the Conversion Number, and (iii) in the event of the sale of all or substantially all of the assets of the Corporation, any Corporation Subsidiary (as defined in the Agreement) or all or substantially all of the assets of any Corporation Subsidiary, the Conversion Number multiplied by (x)(I) the sum of (a) the price paid for such assets, (b) the current market value of the remaining assets of the Corporation, as determined by a recognized investment banking firm selected by the Holder, and (c) the Exercise Price multiplied by the Conversion Number, divided by (II) the sum of the number of shares of Common Stock then outstanding and the Conversion Number, less (y) the Exercise Price. If, for the purpose of this calculation or calculating the Assigned Value (as hereinafter defined), the price paid consists in whole or in part of securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the Holder. The Holder's right to require the Corporation to redeem this Warrant under this Paragraph 5 shall expire at the close of business on the later of (1) the 180th day following the occurrence of any event described in the second paragraph of Paragraph 7 of the Agreement and (2) July 19, 1998.

         (B) The Holder of this Warrant may exercise its right to require the Corporation to redeem this Warrant pursuant to this Paragraph 5 by surrendering for such purpose to the Corporation, at its principal office, within the period specified above, this Warrant accompanied by a written notice stating that the Holder elects to require the Corporation to redeem this Warrant in accordance with the provisions of this Paragraph 5. As promptly as practicable, and in any event within ten business days after the surrender of this Warrant and the receipt of such notice relating thereto, the Corporation shall deliver or cause to be delivered to the Holder the Redemption Amount therefor or the portion thereof which it is not then prohibited under applicable law and regulation from delivering to the Holder.

         To the extent that the Corporation is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from redeeming this Warrant in full, the Corporation shall immediately notify the Holder and thereafter deliver or cause to be delivered to the Holder the portion of the Redemption Amount which it is no longer prohibited from delivering to the Holder within five business days after the date on which the Corporation is no longer so prohibited; provided, however, that, at the option of the Holder, at
                      --------  -------
any time after receipt of such notice, the Corporation shall deliver to the Holder a new Warrant evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the Conversion Number in effect at such time by a fraction, the numerator of which is the Redemption Amount less the portion thereof (if any) theretofore delivered to the Holder and the denominator of which is the Redemption Amount, and the Corporation shall have no further obligation to redeem such new Warrant.

         (C) As used in this Warrant the following terms have the meanings indicated:

              (a) "Acquiring Person" shall mean any "Person" (hereinafter
                   ----------------
defined) who or which shall be the "Beneficial Owner" (as hereinafter defined) of 10% or more of the Common Stock;

              (b) A "Person" shall mean any individual, firm, corporation or
                     ------
other entity and include as well any syndicate or group deemed to be a "person" by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended;

              (c) A Person shall be a "Beneficial Owner" of all securities:
                                       ----------------
                   (i) which such Person or any of its "Affiliates" (as hereinafter defined) or "Associates" (as hereinafter defined) beneficially owns, directly or indirectly; and

                   (ii) which such Person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time or otherwise) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; and

              (d) "Affiliate" and "Associate" shall have the respective meanings
                   ---------       ---------
ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date of the Agreement.

    6. Certain Transactions. (A) In case the Corporation (a) shall consolidate
       --------------------
with or merge into any Person, other than the Holder or one of its Affiliates, and shall not be the continuing or surviving corporation of such consolidation or merger, (b) shall permit any Person, other than the Holder or one of its Affiliates, to merge into the Corporation and the Corporation shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or shall represent less than 50% of the shares of Common Stock immediately after giving effect to the merger, or (c) shall sell or otherwise transfer all or substantially all of its assets, any Corporation Subsidiary or all substantially all of the any Corporation Subsidiary's assets to any Person, other than the Holder or one of its Affiliates, then, and in each such case, the agreement governing such transaction shall make proper provision so that this Warrant shall (at the option of the Holder, in whole or in part), upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, a warrant, at the option of the Holder, of either (I) the Acquiring Corporation (as hereinafter defined), (II) any company which controls the Acquiring Corporation, or (III) in the case of a merger described in clause (A)(b), the Corporation, in which case such warrant shall be a newly issued warrant (in any such case, the "Substitute Warrant").
                                               ---------- -------

         (B) The following terms have the meanings indicated:

               (a) "Acquiring Corporation" shall mean (I) the continuing or
                    ---------------------
surviving corporation of a consolidation or merger with the Corporation (if other than the Corporation), (II) the corporation merging into the Corporation in a merger in which the Corporation is the continuing or surviving person and in connection with which the then outstanding shares of Common Stock are changed into or exchanged for stock of other securities of any other Person or cash or any other property or shall represent less than 50% of the shares of Common Stock immediately after giving effect to the merger, and (III) the transferee of all or substantially all of the Corporation's assets, any Corporation Subsidiary or all or substantially all of any Corporation Subsidiary's assets;


              (b) "Substitute Common Stock" shall mean the common stock issued
                   -----------------------
by the issuer of the Substitute Warrant;

              (c) "Assigned Value" shall mean the Redemption Price per share of
                   --------------
Common Stock (as defined in Paragraph 7 of the Agreement) multiplied by the Conversion Number;

              (d) "Average Price" shall mean the average closing price (or if
                   -------------
unavailable, the average of the daily averages of the closing bid and asked prices) of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price (or average of the closing bid and asked prices) of a share of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if the Corporation is the issuer of the Substitute Warrant, the Average Price shall be computed with respect to a share of the common stock issued by the Person merging into the Corporation or by by any company which controls such Person, as the Holder may elect. If the Average Price cannot be computed as aforesaid because neither closing prices nor closing bid and asked prices are available for such one-year period, then the Average Price shall be the average fair market value of a share of Substitute Common Stock for such period (but in no event higher than the fair market value on the day preceding such consolidation, merger or sale) as determined by a recognized investment banking firm selected by Keystone.

         (C) The Substitute Warrant shall have the same terms as this Warrant provided that if the terms of the Substitute Warrant cannot, for legal reasons, be the same as this Warrant, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Warrant shall also enter into an agreement with the then Holder of the Substitute Warrant in substantially the same form as the Agreement, which shall be applicable to the Substitute Warrant. For purposes of the Substitute Warrant and such agreement, any event referred to in Paragraph 2 or Paragraph 7 of the Agreement shall be deemed to have occurred when it occurred with respect to the Corporation.

         (D) The Substitute Warrant shall be immediately exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value divided by the Average Price. The exercise price of the Substitute Warrant per share of Substitute Common Stock shall be equal to the Exercise Price multiplied by a fraction in which the numerator is the Conversion Number and the denominator is the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable.

         (E) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Warrant be exercisable for more than 19.9% of the aggregate of the outstanding shares of Substitute Common Stock and the shares of Substitute Common Stock issuable upon exercise of the Substitute Warrant.

     7. Adjustment. The number of shares of Common Stock purchasable upon the
        ----------
exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph 7:

         (A)(1) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in Common Stock, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution, provided, however, that in no event shall the Warrant be
                   --------  -------
exercised for more than 19.9% of the shares of Common Stock issued and outstanding following such exercise.

         (2) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective, provided,
                                                              --------
however, that in no event shall the Warrant be exercised for more than
-------
19.9% of the shares of Common Stock issued and outstanding following such exercise.

         (3) The reclassification (excluding any transaction in which a Substitute Warrant would be issued) of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective", or "the day upon which such combination becomes effective", as the case may be, within the meaning of clause (2) above.

         (4) The Corporation may make such increases in the number of shares of Common Stock purchasable upon exercise of this Warrant, in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

         (B) Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant is adjusted as herein provided, the Exercise Price shall be adjusted by a fraction in which the numerator is equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator is equal to the number of shares of Common Stock purchasable after the adjustment.

         (C) For the purpose of this Paragraph 7, the term "Common Stock" shall include any shares of the Corporation of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation.

      8. Notice. (A) Whenever the number of shares for which this Warrant is
         ------
exercisable is adjusted as provided in Paragraph 7, the Corporation shall promptly compute such adjustment and mail to the Holder a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock for which this Warrant is exercisable as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective.

         (B) Upon the occurrence of any event which results in this Warrant becoming redeemable, as provided in Paragraph 5, the Corporation shall promptly notify the Holder of such event; and promptly compute the Redemption Amount and furnish to the Holder a certificate, signed by a principal financial officer of the Corporation, setting forth the Redemption Amount and the basis and computation thereof.

         (C) Upon the occurrence of an event which results in this Warrant becoming convertible into, or exchangeable for, the Substitute Warrant, as provided in Paragraph 6, the Acquiring Corporation and the Corporation shall promptly notify the Holder of such event; and, upon receipt from the Holder of its choice as to the issuer of the Substitute Warrant, the Acquiring Corporation and the Corporation shall promptly compute the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable and furnish to the Holder a certificate, signed by a principal financial officer of each of the Acquiring

Corporation and the Corporation, setting forth the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable, a computation thereof and when such adjustment will become effective.

    9. Rights of the Holder. (A) Without limiting the foregoing or any remedies
       --------------------
available to the Holder, it is specifically acknowledged that the Holder would not have an adequate remedy at law for any breach of the provision of this Warrant and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Warrant.

         (B) Except as provided in the third paragraph of Paragraph 1 hereof, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation.

      10. Termination. This Warrant and the rights conferred hereby shall
          -----------
terminate (i) upon a willful breach of the Agreement by Keystone, (ii) at the Effective Time of the Merger pursuant to the Plan, (iii) upon a valid termination of the Plan prior to the occurrence of an event described in Paragraph 2 of the Agreement or (iv) upon the failure of the shareholders of the Corporation to approve the Merger by the required vote at a meeting duly called and held in accordance with the requirements of Section 6.03 of the Agreement and Plan of Reorganization prior to the occurrence of an event described in Paragraph 2 of the Agreement and (v) to the extent this Warrant has not previously been exercised, at the close of business on the later of (A) July 19, 1998 and (B) 12 months after the occurrence of an event described in Paragraph 2 of the Agreement, provided that such termination pursuant to this clause (v) shall not affect any redemption under Paragraph 5 as to which exercise under Paragraph 5(B) has previously occurred.

    11. Securities Act Representation. The Holder, by acceptance hereof, agrees
        -----------------------------
that, unless the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended, (the "Securities Act")
                                                               --------------
and any other applicable securities laws for sale or other disposition by the Holder, it will deliver to the Corporation upon the exercise hereof a written representation that it is acquiring the shares of Common Stock issuable upon the exercise hereof solely for its own account and not with a view to the distribution thereof within the meaning of the Securities Act and that any certificate or certificates representing such shares may bear a legend to the effect that such shares may not be sold except pursuant to an effective registration statement under the Securities Act or any exemption from registration thereunder and registration or qualification under any other applicable securities laws or exemptions therefrom.

    12. Governing Law. This Warrant shall be governed by, and interpreted in
        -------------
accordance with, the substantive laws of the Commonwealth of Pennsylvania.

Dated: December 19, 1996

[CORPORATE SEAL]

Attest:                                FINANCIAL TRUST CORP



                                       By
----------------------------------       -------------------------------------
        Lauren L. Shutt,                      Ray L. Wolfe, Chairman
           Secretary                         and Chief Executive Officer